Exhibit 10.3

Execution Version

Equity Pledge Agreement

This Equity Pledge Agreement (this “Agreement”) is signed by and among the following parties in Shanghai, the People’s Republic of China (“China”) on April 21, 2015:

(1)	Guangjie Jin, a Chinese citizen (ID Card No.: [***])

(2)	Bing Xiao, a Chinese citizen (ID Card No.: [***])

(3)	Xiamen Siyuan Investment Management Co., Ltd.

Registered address: Section B, Room 365, 859 Lianqian West Road, Siming

District, Xiamen City

Legal representative: Xuejun Xie

(The parties mentioned in Items 1, 2 and 3 above, collectively as the “Pledgors”)

(4)	Shanghai Qingke Investment Consulting Co., Ltd. (the “Pledgee”)

Registered address: Room C4, F/2, Building No.2, 317 Meigui North Road,

China (Shanghai) Free Trade Pilot Area

Legal representative: Guangjie Jin

(5)	Shanghai Qingke E-commerce Co., Ltd. (the “Company”)

Registered address: Section A, F/3, Building No.1, 1288 Boxue Road, Malu

Town, Jiading District, Shanghai

Legal representative: Guangjie Jin

(The above parties are hereinafter individually referred to as a “Party” and collectively as the “Parties”.)

WHEREAS:

(1)

The Pledgors are the registered shareholders of the Company and lawfully hold 100% equity of the Company (the “Pledged Equity”), in which Guangjie Jin holds 74.53%, Bing Xiao 10.47%, and Xiamen Siyuan Investment Management Co., Ltd 15%.

(2)

In accordance with the provisions of the Exclusive Option Agreement (“Option Agreement”) concluded by and among the Pledgors, the Pledgee and the Company on the date of this Agreement, the Pledgors shall, to the extent permitted by the Laws of China, transfer all or part of the equity they hold in the Company and/or all or part of assets of the Company to the Pledgee and/or any other entity or individual designated by the Pledgee at the request of the Pledgee,.

(3)

In accordance with the provisions of the Shareholder Voting Proxy Agreement (the “Entrustment Agreement”) concluded by and among the Pledgors, the Pledgee and the Company on the date of this Agreement, the Pledgors entirely entrusts the individual designated by the Pledgee to exercise all the voting rights the Pledgors have as the shareholders of the Company.

(4)

In accordance with the provisions of the Exclusive Technical Services Agreement (the “Service Agreement”) concluded by and among the Pledgee and the Company on the date of this Agreement, the Company has exclusively engaged the Pledgee to provide relevant consultancy, technical licensing and technical support services for it, and will pay the corresponding licensing and service fees for such services.

(5)

To guarantee the Pledgors and the Company’s performance of the Contractual Obligations (as defined below) and the repayment of the Guaranteed Liabilities (as defined below), the Pledgors agree to pledge all the Pledged Equity held by them to the Pledgee, and grant the Pledgee the first priority of repayment, and the Company agrees to such equity pledge arrangement.

THEREFORE, the Parties, through mutual discussion, have reached the agreement as follows:

Article 1      Definition

1.1	Unless the context requires otherwise, the following words shall have the following meanings when used herein:

“Contractual Obligations”:	refer to Contractual Obligations of the Pledgors under the Option Agreement, the Entrustment Agreement and this Agreement, as well as all Contractual Obligations of the Company under the Option Agreement, the Entrustment Agreement and the Service Agreement.

“Event of Default”:

refers to the breach of any Contractual Obligation under the Entrustment Agreement, the Option Agreement and/or this Agreement by any Pledgor, as well as the breach of any Contractual Obligations under the Entrustment Agreement, the Service Agreement, the Option Agreement and/or this Agreement by the Company. including but not limited to any of the following events:

(i)  The Pledgor fails to fulfill or repay in full and on time any of its Guaranteed Liabilities under the Option Agreement, the Entrustment Agreement or this Agreement;

(ii)  The Company fails to fulfill or repay in full and on time any of its Guaranteed Liabilities under the Option Agreement, the Entrustment Agreement, the Service Agreement and this Agreement;

(iii)   Any representations or warranties made by the Pledgor hereunder is false, fraudulent, misleading or incorrect;

(iv) The Pledgor breaches any commitment under this Agreement;

(v)   The Pledgor violates any other provisions of this Agreement;

(vi) Any external loan, guarantee, indemnity, undertaking or other liabilities undertaken by the Pledgor (a) encounters request for early repayment or performance; or (b) expires but the Pledgor fails to repay or perform as scheduled, in each case, causing the Pledgee to reasonably believe that the ability of the Pledgor to fulfill its obligations hereunder has been materially adversely affected:

(vii)  Any property owned by the Pledgor encounters material adverse change, causing the Pledgee to reasonably believe that the ability of the Pledgors to fulfill its obligations hereunder has been materially adversely affected;

(viii)  The successor or administrator of the Pledgor cannot fully perform, or refuse to perform, any of its obligations under the Transaction Agreements;

(ix) The Pledgors, without prior consent of the Pledgee, revoke the Equity Pledge, or sell or transfer any Pledged Property to a third party; or

(x)   The Company has lost its ability to pay off its debts.

“Equity Pledge”:	has the meaning set out in Article 2.2 hereof.

“Guaranteed Liabilities”:	refer to all direct, indirect, derivative loss and anticipated loss of interest suffered by the Pledgee as a result of any Event of Default by the Pledgors and/or the Company, (the amount of which shall be determined by the Pledgee at its own discretion to the extent permitted by the Laws of China, and the Pledgee shall be totally bound by), as well as all expenses incurred by the Pledgee to enforce the Pledgors and/or the Company to perform their Contractual Obligations.

“Pledged Property”:	refers to all Pledged Equity legally owned by the Pledgors at the time of the entry into force of this Agreement and pledged to the Pledgee in accordance with the provisions of this Agreement as guarantee for the performance of the Contractual Obligations by the Pledgors and the Company (the Pledged Equity of the Pledgors and the certificate of contribution are set out in Appendix I), as well as the additional capital contribution and dividend as referred to in Articles 2.6 and 2.7 hereof.

“Laws of China”:	refer to the laws, administrative regulations, administrative rules, local regulations, judicial interpretations and other binding normative documents of China in force at that time.

“Power of Attorney”:	has the meaning set out in Article 15.12 hereof.

“The Rights”	have the meaning set out in Article 15.7 hereof.

“Transaction Agreements”:	refers to the Option Agreement, the Entrustment Agreement and the Service Agreement.

1.2	Any reference to the Laws of China herein shall be deemed to:

(1)	be the Laws of China as amended, modified, added and re-enacted from time to time, whether they take effect before or after the date hereof; and

(2)	include other decisions, notifications and regulations formulated in accordance with, or take effect as a result of, the Laws of China.

1.3	Unless otherwise specified herein, any reference to article, clause or provision shall mean the article, clause or provision of this Agreement.

Article 2      Equity Pledge

2.1

The Pledgors hereby agree to pledge the Pledged Property legally owned and entitled to dispose of by them to the Pledgee in accordance with the provisions hereof as a guarantee of the performance of the Contractual Obligations and the repayment of the Guaranteed Liabilities. The Company hereby agrees that such Pledgors pledge the Pledged Property to the Pledgee in accordance with the provisions hereof.

2.2

The Pledgors undertake that they shall record the equity pledge arrangement hereunder (the “Equity Pledge”) in the register of members of the Company on the date hereof, and shall provide the said recorded certificate and the original certificates of capital contribution to the Pledgee in the form satisfactory to the Pledgee, and shall complete the industrial and commercial registration of Equity Pledge in accordance with the provisions of Article 2.3.

2.3

The Pledgors undertake that it will cause and cooperate with the Company to submit an application to the relevant industrial and commercial registration authorities for the registration of the Equity Pledge (the “Registration of Equity Pledge”) within seven (7) working days after the date hereof, and shall complete the Registration of Equity Pledge within a reasonable time to the extent permitted by relevant laws and policies, and the Equity Pledge will take effect on the date of the completion of the Registration of Equity Pledge. The Pledgors shall, within fifteen (15) days from the date hereof or other period as agreed by all Parties, provide the Pledgee with the certificate of industrial and commercial registration of the Equity Pledge and the certificate of contribution of the Pledgors, which shall be placed in the custody of the Pledgee during the pledge period stipulated herein.

2.4.

During the term hereof, the Pledgee shall not be liable for any reduction in the value of the Pledged Property, unless it is due to the Pledgee’s intentional misconduct or gross negligence which directly leads to the result, and the Pledgors shall not be entitled to any form of recourse or claim against the Pledgee. If there is any possibility that the value of the Pledged Property will be reduced significantly which may sufficiently endanger the rights of the Pledgee, the Pledgee may at any time request the Pledgors to provide relevant guarantees as a supplemental security. If the Pledgors refuse to provide or fails to provide the same, the Pledgee may sell or sell by auction the Pledged Property on behalf of the Pledgors, and negotiate with the Pledgors as to the use of the proceeds from the auction or sale for the early repayment of the Guaranteed Liabilities or deposit them with the notary office in the place where the Pledgee is located (all the expenses arising therefrom shall be borne by the Pledgors).

2.5	In case of any Event of Default, the Pledgee shall have the right to dispose of the Pledged Property in the manner specified in Article 4 hereof.

2.6

The Pledgors may increase the capital of the Company with prior consent of the Pledgee. The increased amount of capital contribution of the Pledgors due to such capital increase shall be regarded as a Pledged Property as well. In case of any change of Equity Pledge (including but not limited to the said capital increase), the Company shall, and the Pledgors shall cause the Company to, enter such change in the register of members of the Company within the day of change, and complete the procedures for the registration of change with relevant industrial and commercial authority within fifteen (15) days after the change or other periods as agreed by all Parties, and provide the Pledgee with the certificate of such registration, which shall be placed in the custody of the Pledgee during the pledge period specified herein.

2.7

The Pledgors may receive a dividend or profit distribution on the Pledged Property with prior consent of the Pledgee. Such dividend or profit distribution received by the Pledgors on the Pledged Property shall be deposited in the account designated by the Pledgee and supervised by the Pledgee, and will be regarded as a Pledged Property to be used for repaying the Guaranteed Liabilities in the first place.

2.8	In the case of any Event of Default, the Pledgee shall have the right to dispose of any Pledged Property of any Pledgor in accordance with the provisions hereof.

Article 3      Release of Pledged Property

After the Pledgors and the Company have fully fulfilled all Contractual Obligations and repaid all the Guaranteed Liabilities, the Pledgee shall, at the request of the Pledgors, release the Pledged Property hereunder, and cooperate with the Pledgors to deregister the Equity Pledge in the register of members of the Company and in the relevant industrial and commercial authority. All reasonable expenses arising from the release of the Pledged Property shall be borne by the Pledgors.

Article 4      Disposal of Pledged Property

4.1

If the Pledgors are aware of or ought to be aware of any Event of Default that has occurred or any circumstances that may lead to such Event of Default, the Pledgors shall immediately notify the Pledgee in writing.

4.2

The Pledgors and the Pledgee hereby agree that, in the occurrence of any Event of Default, the Pledgee, after serving the Pledgors a written notice, shall have the right to exercise all the rights and powers of relief enjoyed by it under the Laws of China, the Transaction Agreements and this Agreement, , including but not limited to getting repaid in priority by discounting, auctioning or selling the Pledged Property. The Pledgee shall not be liable to any loss caused by the reasonable exercise of such rights and powers.

4.3	The Pledgee shall have the right to appoint its lawyer or other agent in writing to exercise any and all of the said rights and powers, and the Pledgor shall not object to the same.

4.4

All reasonable expenses incurred by the Pledgee in the exercise of any or all of the rights and powers mentioned above shall be borne by the Pledgors, and the Pledgee shall have the right to deduct such expenses in real terms from the proceeds it obtains in the exercise of its rights and powers.

4.5	Proceeds obtained by the Pledgee in the exercise of its rights and powers shall be used in the following order:

First, to pay all expenses arising from the disposal of the Pledged Property and the exercise of its rights and powers by the Pledgee (including but not limited to the fees of the court and the remuneration of its lawyer and agent):

Second, to pay the taxes and fees arising from the disposal of the Pledged Property; and

Third, to repay the Guaranteed Liabilities to the Pledgee.

If there is any balance after deduction of the said amount, the Pledgee shall return it to the Pledgors or any other person who is entitled to it in accordance with relevant laws and regulations, or deposit it with the notary office in the place where the Pledgee is located (all the expenses arising therefrom shall be borne by the Pledgors).

4.6

The Pledgee shall have the right to choose to exercise each remedy for the Event of Default simultaneously or successively. The Pledgee shall not be required to exercise any other remedy for the Event of Default before exercising the right to sell or sell by auction the Pledged Property hereunder. Neither the Pledgors nor the Company shall object to whether or not the Pledgee exercises part of its rights over the Pledged Property or the order in which he exercises its rights over the Pledged Property.

Article 5      Expenses and Costs

All actual expenses incurred by the establishment of the Equity Pledge hereunder, including but not limited to stamp duties, any other taxes and all legal expenses, shall be borne by the Pledgors.

Article 6      Continuity and Non-waiver

The Equity Pledge created hereunder is a continuous guarantee and its validity shall continue until the Contractual Obligations are fully fulfilled or the Guaranteed Liabilities are fully repaid. Neither the Pledgee’s waiver or grace of any breach by the Pledgors, nor the Pledgee’s delay in exercising any of its rights hereunder shall affect the Pledgee’s right to require the Pledgors to strictly enforce the Transaction Agreements and this Agreement at any time thereafter, or any right the Pledgee may enjoy in case of the Pledgors’ subsequent breach of their obligations under the Transaction Agreements and/or this Agreement, both in accordance with this Agreement, relevant Laws of China’s and the Transaction Agreements.

Article 7      Representations and Warranties of the Pledgors

Each Pledgor hereby makes representations and warranties to the Pledgee as follows:

7.1

It is a Chinese citizen with full capacity (in case it is a natural person) or an enterprise duly registered and legally existing under the Laws of China and with independent qualification of a legal person (in case it is an enterprise). It has full and independent legal status and legal capacity and has been duly authorized to execute, deliver and perform this Agreement, and can independently act as a subject of an action.

7.2

The company in which it holds shares is a limited liability company duly registered and legally existing under the Laws of China, and with independent qualification of a legal person. It has full power and authority to execute and deliver this Agreement and all other documents related to the transactions contemplated hereunder that it will execute, and to complete the transactions contemplated hereunder. Shareholders of the Company has passed, in shareholders meeting, a resolution in accordance with the Company’s articles of association, approving the Pledgors to pledge the Pledged Equity in accordance with the provisions hereof.

7.3

All reports, documents and information provided by it to the Pledgee before the date hereof in connection with it and all matters required hereunder are true, accurate and valid in all material respects as of the date hereof.

7.4

All reports, documents and information provided by it to the Pledgee after the date hereof in connection with it and all matters required hereunder are true, accurate and valid in all material respects at the time when it is provided.

7.5

At the time of entry into force of this Agreement, it is the sole legal owner of the Pledged Property it owns, and has the right to dispose of such Pledged Property or any part thereof, and there is no dispute concerning the ownership of such Pledged Property.

7.6	There is no encumbrance or third party interest on the Pledged Property, other than the encumbrance created hereunder and the interests created under the Transaction Agreements.

7.7

The Pledged Property can be pledged and transferred in accordance with the law, and it has full rights and powers to pledge the Pledged Property to the Pledgee in accordance with the provisions hereof.

7.8	This Agreement, once duly executed by it, shall constitute a lawful, effective and binding obligation on it.

7.9

All necessary consent, license, waiver or authorization of any third party, or any approval, license or waiver of any government authority, or any registration or filing procedures with any government authority (if required by law) for the purpose of execution and performance of this Agreement and the Equity Pledge hereunder have been obtained or completed (except for the procedures for Registration of Equity Pledge), and will be fully effective during the term hereof.

7.10

The execution and performance of this Agreement by it will not violate or conflict with the applicable laws, or any agreement, court judgment, arbitral award or administrative decision to which it is a party or by which its assets are bound by.

7.11	The Equity Pledge hereunder shall constitute a first-order security interest over the Pledged Property.

7.12

There is no pending, or, to the knowledge of it, threats of action, legal proceedings or claim brought to any court, arbitration tribunal, governmental or administrative entity against it, its assets or the Pledged Property, which will have a material or adverse impact on its economic condition or its ability to perform its obligations and guarantees hereunder.

7.13

It hereby undertakes to the Pledgee that the above representations and warranties are true and accurate and will be fully complied with at any time before the Contractual Obligations are fully fulfilled or the Guaranteed Liabilities are fully repaid.

Article 8      Representations and Warranties of the Company

The Company hereby makes the representations and warranties to the Pledgee as follows:

8.1

It is a limited liability company duly registered and legally existing under the Laws of China and with independent qualification of a legal person. It has full and independent legal status and legal capacity to execute, deliver and perform this Agreement, and can independently act as a subject of action.

8.2

All reports, documents and information provided by it to the Pledgee before the date hereof in connection with the Pledged Property and all matters required hereunder are true and accurate in all material respects as of the date hereof.

8.3

All reports, documents and information provided by it to the Pledgee after the date hereof in connection with the Pledged Property and all matters required hereunder are true and accurate in all material respects at the time when it is provided.

8.4	This Agreement, once duly executed by it, shall constitute a lawful, effective and binding obligation on it.

8.5

It has full power and authority to execute and deliver this Agreement and all other documents related to the transactions contemplated hereunder that it will execute, and to complete the transactions contemplated hereunder.

8.6

There is no pending, or, to the knowledge of it, threats of action, legal proceedings or claim brought to any court, arbitration tribunal, governmental or administrative entity against it, its assets or the Pledged Property, which will have a material or adverse impact on its economic condition or its ability to perform its obligations and guarantees hereunder.

8.7	It hereby agrees to be jointly and severally liable to the Pledgee for the representations and warranties made by the Pledgors under Articles 7.3, 7,4, 7.5, 7.8 and 7.11 hereof.

8.8

It hereby undertakes to the Pledgee that the above representations and warranties will be true and accurate and will be fully complied with at any time before the Contractual Obligations are fully fulfilled or the Guaranteed Liabilities are fully repaid.

Article 9      Undertakings of the Pledgors

Each Pledgor hereby undertake to the Pledgee that:

9.1

For the purpose hereof, it shall submit an application for the Registration of Equity Pledge to relevant industrial and commercial authority in accordance with the provisions of Article 2.3 hereof, and complete the registration of Equity Pledge and any other procedures as required by laws and regulations to effect the arrangement hereunder within a reasonable time to the extent permitted by relevant laws and policies.

9.2

It undertakes that it will do its utmost to complete the registration procedures for the extension of the operating term of the Company within three (3) months before the expiration of such operating term, so as to maintain the validity of this Agreement.

9.3

It shall ensure that the convening procedures, voting methods and contents of any shareholders meeting or board meeting convened for the purpose of the execution of this Agreement or the creation and exercise of the Equity Pledge do not violate laws, administrative regulations or the articles of association of the Company.

9.4

Without prior written consent of the Pledgee, it shall not re-create or permit the creation of any new pledge or any other encumbrance on the Pledged Property. Any pledge or any other encumbrance created on the Pledged Property or any part thereof without prior written consent of the Pledgee shall be invalid.

9.5

Without prior written consent of the Pledgee, it shall not transfer the Pledged Property, and all such intended transfer shall be invalid. The proceeds from the Pledged Property transferred by it shall be first used to early repay the Guaranteed Liabilities or deposited with a third party agreed by the Pledgee.

9.6

It undertakes that, in the event of any lawsuit, arbitration or other claim that may adversely affect it, or the interests of the Pledgee under the Transaction Agreements and this Agreement, or the Pledged Property, it will notify the Pledgee in writing in a timely manner and take all necessary measures at the reasonable request of the Pledgee to secure the Pledgee’s right over the Pledged Property.

9.7	It shall not use, or allow others to use, the Pledged Property in any act or event contrary to the laws or this Agreement.

9.8	It further agrees that the rights of the Pledgee hereunder shall not be interrupted or impaired through legal proceedings by it or any its successor, agent or any other person.

9.9	It will not engage in or permit any conduct or act that may adversely affect the interests of the Pledgee under the Transaction Agreements and this Agreement or the Pledged Property.

9.10

It hereby undertakes to abide by and fulfill any and all its warranties, undertakings, agreements, representations and conditions under the Transaction Agreements. If it fails to fulfill, or fails to fully fulfill, such warranties, undertakings, agreements, representations and conditions, it shall compensate the Pledgee for all losses incurred thereby.

9.11

It undertakes to, and will cause the other parties interested in the Pledged Property to, take all necessary measures and execute all necessary documents (including but not limited to any supplementary agreement of this Agreement, certificates of rights and contract) at the reasonable request of the Pledgee, and facilitate the Pledgee’s exercise of the rights and authorizations conferred hereunder, so as to secure the Pledgee’s interest over the Pledged Property and the exercise and realization of the Rights.

9.12

In case the exercise of right over the Pledged Property results in the transfer of the Pledged Property, it will waive the right of first refusal over the Pledged Property and will take all necessary measures to achieve such transfer.

9.13

If the Company is subject to any mandatory dissolution or liquidation under the applicable laws, any proceeds distributed to it after the Company is dissolved or liquidated in accordance with the law shall be given to the Pledgee or the entity/individual designated by the Pledgee to the extent permitted by the Laws of China.

Article 10      Undertakings of the Company

10.1

For all necessary consent, license, waiver or authorization of any third party, or any approval, license or waiver of any government authority, or any registration or filing procedures with any government authority (if required by law) for the purpose of execution and performance of this Agreement and the Equity Pledge hereunder, it will do its utmost to assist obtaining or completing, and maintaining their full validity during the term hereof.

10.2	Without prior written consent of the Pledgee, it will not assist the Pledgors in creation of, or allow the Pledgors to create any new pledge or any other encumbrance on the Pledged Property.

10.3	Without prior written consent of the Pledgee, it will not assist the Pledgors in transferring, or allow the Pledgors to transfer, the Pledged Property.

10.4

It undertakes that, in the event of any lawsuit, arbitration or other claim that may adversely affect it, or the Pledged Equity, or the interests of the Pledgee under the Transaction Agreements and this Agreement, it will notify the Pledgee in writing in a timely manner and take all necessary measures at the reasonable request of the Pledgee to secure the Pledgee’s right over the Pledged Property.

10.5

It undertakes that it will do its utmost to complete the registration procedures for the extension of its operating term within three (3) months before the expiration of the operating term, so as to maintain the validity of this Agreement.

10.6

It will not engage in or permit any conduct or act that may adversely affect the interests of the Pledgee under the Transaction Agreements and this Agreement or the Pledged Property, including but not limited to any conduct or act restricted by Article 9.

10.7

It shall, within the first month of each calendar quarter, provide the Pledgee with its financial statements of the previous calendar quarter, including but not limited to balance sheets, income statement and statement of cash flows.

10.8

It undertakes to, at the reasonable request of the Pledgee, take all necessary measures and execute all necessary documents (including but not limited to any supplementary agreement of this Agreement), to secure the Pledgee’s interest over the Pledged Property and the exercise and realization of the rights.

10.9	If the exercise of right over the Pledged Property hereunder results in the transfer of the Pledged Property, it undertakes to take all necessary measures to achieve such transfer.

Article 11      Change of Condition

As a supplement and not contrary to any other provisions of this Agreement and the Transaction Agreements, if at any time the Pledgee believes that the maintenance of the validity of this Agreement, the Pledged Property hereunder and/or the disposal of the Pledged Property in the manner specified herein becomes unlawful or contrary to the laws, regulations or rules of China, due to any promulgation of or change in such laws, regulation or rules, or any change in the interpretation or application of such laws, regulation or rules, or any change in relevant registration procedures, the Pledgors shall immediately take all necessary action and/or execute all necessary agreement or other documents according to the written instruction and at reasonable request of the Pledgee, to:

(1)	maintain the validity of this Agreement and the Pledged Property hereunder:

(2)	facilitate the disposal of the Pledged Property in the manner specified herein; and/or

(3)	maintain or realize the intention of this Agreement or the pledge created hereunder.

Article 12      Effectiveness and Term

12.1	This Agreement shall enter into force upon the satisfaction of all the following conditions:

(1)	This Agreement has been duly executed by the Parties;

(2)	The Equity Pledge hereunder has been recorded in the register of members of the Company in accordance with law.

The Pledgors shall provide the Pledgee with the recorded certificate with respect to the said entries of the Equity Pledge in the register of members in the form satisfactory to the Pledgee, and upon the entry into force of this Agreement and to the extent permitted by the Laws of China, provide the Pledgee with the pledge certificate issued by relevant industrial and commercial authority at the request of the Pledgee.

12.2	The term of this Agreement shall remain effective until the full completion of Contractual Obligations or the full payment of Guaranteed Liabilities.

Article 13      Notice

13.1	All notice, request, demand and other communication required or sent under this Agreement shall be served in writing to the Party concerned.

13.2

The above notice and other communications, if sent by fax or telex, shall be deemed to have been served once it is delivered; if sent in person, shall be deemed to have been served once it is delivered face-to-face; if sent by post, shall be deemed to have been served five (5) days after posting.

Article 14      Confidentiality

14.1	Whether or not this Agreement is terminated, all Parties shall abide by confidentiality obligations with respect to the following information:

(1)	The execution, performance and contents of this Agreement;

(2)	The business secrets, know-how and customer information of the Pledgee that it gets knowledge of or obtains due to its execution and performance of this Agreement (the “Confidential Information”).

Each Party shall use such Confidential Information only for the purpose of fulfilling its obligations hereunder, and shall not disclose the Confidential Information to any third party without written consent of the other Parties; otherwise it shall be accountable for the liability of breach of the Agreement and be liable to any loss resulting therefrom.

14.2

After the termination of this Agreement, each Party shall return, destroy or otherwise dispose of all documents, data or software containing Confidential Information at the request of the other Parties, and cease to use such Confidential information.

Article 15      Miscellaneous

15.1

The Pledgee may transfer any of its rights and/or obligations hereunder to any third party without prior consent of the Pledgors, provided that the Pledgor has been notified of such arrangement in advance. However, the Pledgors shall not transfer any of its rights, obligations or liabilities hereunder to any third party without prior written consent of the Pledgee. The successor of each Pledgor (including but not limited to the successors of the Pledged Property in case any of the Pledgors dies (as a natural person) or goes bankrupt (as an enterprise)) or the permitted transferee (if any) of each Pledgor shall continue to perform the obligations of the Pledgor hereunder.

15.2

The amount of the Guaranteed Liabilities determined by the Pledgee at its own discretion when exercising its right over the Pledged Property in accordance with the provisions hereof shall be deemed conclusive.

15.3

This Agreement is made in Chinese and in sextuplicate, with each Party holding one (1) of them and the last one (1) for the purpose of registering the Equity Pledge with relevant industrial and commercial authority, all of which shall have the same legal effect.

15.4	The execution, validity, performance, modification, interpretation and termination of this Agreement shall be governed by the Laws of China.

15.5

Any dispute arising out of or in connection with this Agreement shall be settled by all Parties through negotiation. If such negotiation fails to reach an agreement within thirty (30) days after the dispute arises, either Party may file the dispute with the Shanghai International Economic and Trade Arbitration Commission for arbitration by three arbitrators appointed in accordance with the then effective rules of the arbitration center. The arbitral award shall be conclusive and binding upon all Parties.

15.6

Any rights, powers and remedies granted to each Party by any provision hereof shall not preclude any other rights, powers or remedies enjoyed by the Party pursuant to law and other provisions hereof, nor the exercise of any rights, powers and remedies by either Party shall preclude the exercise of any other rights, powers and remedies by such Party.

15.7

Any failure or postpone by either Party to exercise any of its rights, powers and remedies hereunder (the “Rights”) shall not constitute the waiver by such Party of the Rights, nor any single or partial waiver of the Rights shall preclude any exercise of the Rights in the future.

15.8	The headings of the articles of this Agreement are for reference only and shall not be used or affect the interpretation of such articles.

15.9

Each provision of this Agreement shall be severable and independent of each other. If any provisions of this Agreement become invalid, illegal or unenforceable, the validity, legality and enforceability of other provisions shall not be affected.

15.10

Any amendment or supplement to this Agreement shall be made in writing. Except that the Pledgee transfers its rights hereunder in accordance with Article 15.1, the amendment or supplement hereto shall not take effect unless it is duly signed by the Parties. If any amendment or supplement hereto requires the approval from, or the completion of any registration or filing procedures with any government authority pursuant to the law, the Parties shall obtain such approval and/or complete such procedures accordingly.

15.11

Subject to the provisions of Article 15.1 above, this Agreement shall be binding upon the legitimate successors of all Parties, including but not limited to the successors of the Pledged Property in the case any of the Pledgors dies (as a natural person) or goes bankrupt (as an enterprise).

15.12

Upon the execution of this Agreement, the Pledgors shall execute a Power of Attorney (in the form set out in Appendix hereto, the “Power of Attorney”), entrusting any person designated by the Pledgee (the “Trustee”) to execute on their behalf any and all legal documents necessary for the Pledgee to exercise its rights hereunder. Such Power of Attorney shall be placed in the custody of the Pledgee, and, if necessary, the Pledgee shall have the right to submit such Power of Attorney to government authorities at any time. If and only if the Pledgee gives the Pledgors a written notice of the removal of the Trustee, the Pledgors shall immediately remove the existing Trustee, and entrust other Trustee designated by the Pledgee as a replacement to sign any and all legal documents required for exercising rights granted to the Pledgee under this Agreement. The new Power of Attorney, once issued, shall replace the original Power of Attorney. Except for the circumstance set forth in the preceding sentence, under no circumstances the Pledgors shall revoke the Power of Attorney issue to the Trustee.

(No Body Text Below)

(This is the signing page of the Equity Pledge Agreement only)

IN WITNESS WHEREOF, this Agreement is duly executed by the following Parties on the date and place first written above.

Shanghai Qingke E-commerce Co., Ltd. (seal)

(Sealed)

Legal representative: Guangjie Jin

Authorized representative (signature): /s/ Guangjie Jin

(This is the signing page of the Equity Pledge Agreement only)

IN WITNESS WHEREOF, this Agreement is duly executed by the following Parties on the date and place first written above.

Guangjie Jin

Signature: /s/ Guangjie Jin

(This is the signing page of the Equity Pledge Agreement only)

IN WITNESS WHEREOF, this Agreement is duly executed by the following Parties on the date and place first written above.

Bing Xiao

Signature: /s/ Bing Xiao

(This is the signing page of the Equity Pledge Agreement only)

IN WITNESS WHEREOF, this Agreement is duly executed by the following Parties on the date and place first written above.

Shanghai Qingke Investment Consulting Co., Ltd. (Seal)

(Sealed)

Legal representative: Guangjie Jin

Authorized representative (signature): /s/ Guangjie Jin

(This is the signing page of the Equity Pledge Agreement only)

IN WITNESS WHEREOF, this Agreement is duly executed by the following Parties on the date and place first written above.

Xiamen Siyuan Investment Management Co., Ltd. (Seal)

(Sealed)

Legal representative: Xuejun Xie

Authorized representative (signature): /s/ Xuejun Xie

Appendix I:

Basic Information of the Company

Company name:	Shanghai Qingke E-commerce Co., Ltd.

Registered address:	Section A, F/3, Building No.1, 1288 Boxue Road, Malu Town, Jiading District, Shanghai

Registered capital:	RMB 10 million

Legal representative:	Guangjie Jin

Ownership structure:

Name of shareholders	Amount of contribution to the registered capital (RMB/Yuan)	Proportion of contribution	Way of investment	Pledge registration
Guangjie Jin	7,453,000	74.53%	Currency	To be pledged to Shanghai Qingke Investment Consulting Co., Ltd

Bing Xiao	1,047,000	10.47%	Currency	To be pledged to Shanghai Qingke Investment Consulting Co., Ltd

Xiamen Siyuan Investment Management Co., Ltd.	1,500,000	15.00%	Currency	To be pledged to Shanghai Qingke Investment Consulting Co., Ltd

Total	10,000,000	100%	/	/

(No Body Text Below)

(This is the signing page of the Appendix I: Basic Information of the Company to the Equity Pledge Agreement only)

Shanghai Qingke E-commerce Co., Ltd. (Seal)

(Sealed)

Legal representative: Guangjie Jin

Authorized representative (signature): /s/ Guangjie Jin

Date:

Register of Members of Shanghai Qingke E-commerce Co., Ltd

This is to certify that,

Guangjie Jin (ID Card No. [***]) has contributed RMB 7.453 million and owned 74.53% of the equity, which is to be pledged in its entirety to Shanghai Qingke Investment Consulting Co., Ltd.

Bing Xiao (ID Card No. [***]) has contributed RMB 1.047 million and owned 10.47% of the equity, which is to be pledged in its entirety to Shanghai Qingke Investment Consulting Co., Ltd.

Xiamen Siyuan Investment Management Co., Ltd (Registered address: Section B, Room 365, 859 Lianqian West Road, Siming District, Xiamen City) has contributed RMB 1.5 million and owned 15% of the equity, which is to be pledged in its entirety to Shanghai Qingke Investment Consulting Co., Ltd.

(No Body Text Below)

(This is the signing page of the Appendix I: Register of Members of Shanghai Qingke E-commerce Co., Ltd to the Equity Pledge Agreement only)

Shanghai Qingke E-commerce Co., Ltd. (Seal)

(Sealed)

Legal representative: Guangjie Jin

Authorized representative (signature): /s/ Guangjie Jin

Date:

Appendix II:

Form of Power of Attorney

I, Bing Xiao, hereby irrevocably entrust Guangjie Jin ID Card No. [***], as my entrusted agent, with the power and authority to execute all legal documents necessary or useful for Shanghai Qingke Investment Consulting Co., Ltd to exercise its rights under the Equity Pledge Agreement, and complete all procedures for registration with industrial and commercial authorities with respect to the Equity Pledge.

(No Body Text Below)

Signature:

Date: